As filed with the Securities and Exchange Commission on January 29, 2008

Registration No. 333-140498

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOOGLE INC.

(Exact name of Registrant as specified in its charter)

Delaware	7375	77-0493581
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Eric Schmidt

Chief Executive Officer

Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David C. Drummond, Esq. David T. Sobota, Esq. Donald S. Harrison, Esq. Google Inc. 1600 Amphitheatre Parkway Mountain View, CA 94043 (650) 253-0000	William H. Hinman, Jr., Esq. Simpson Thacher & Bartlett LLP 2550 Hanover Street Palo Alto, CA 94304 (650) 251-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF UNSOLD SECURITIES AND WITHDRAWAL OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 relates to the Automatic Shelf Registration Statement on Form S-3 (File No. 333-140498) (the “Registration Statement”) of Google Inc. (the “Company”) pertaining to the resale of shares of the Company’s Class A common stock held by selling stockholders listed therein (the “Selling Stockholders”), which was filed with the Securities and Exchange Commission and became effective on February 7, 2007.

The Company’s contractual obligation to maintain the effectiveness of this Registration Statement with respect to the shares of Class A common stock held by the Selling Stockholders has terminated and the Company wishes to discontinue the effectiveness of the Registration Statement. As a result and pursuant to the Company’s undertaking in Item 3 of Part II of this Registration Statement, the Company hereby withdraws this Registration Statement, including all amendments, prospectus supplements and exhibits thereto, with respect to the unsold portion of securities registered in the Registartion Statement in accordance with Rules 477 and 478 of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 29th day of January 2008.

GOOGLE INC.

By:	/s/ Eric E. Schmidt
Eric E. Schmidt
Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment to the Registration Statement has been signed on the 29th day of January 2008 by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Eric E. Schmidt Eric E. Schmidt	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	January 29, 2008

/s/ George Reyes George Reyes	Chief Financial Officer (Principal Financial and Accounting Officer)	January 29, 2008

* Sergey Brin	President of Technology, Assistant Secretary and Director	January 29, 2008

* Larry Page	President of Products, Assistant Secretary and Director	January 29, 2008

* L. John Doerr	Director	January 29, 2008

* Michael Moritz	Director	January 29, 2008

* K. Ram Shriram	Director	January 29, 2008

* John L. Hennessy	Director	January 29, 2008

* Arthur D. Levinson	Director	January 29, 2008

* Paul S. Otellini	Director	January 29, 2008

* Shirley Tilghman	Director	January 29, 2008

* Ann Mather	Director	January 29, 2008

* By:	/s/ George Reyes
George Reyes Attorney-in-Fact